Confidential materials omitted and filed separately                        Exhibit 10.23
with the Securities and Exchange Commission.
Asterisks denote omissions.

AMENDMENT ONE
to COMMERCIAL SUPPLY AGREEMENT
(Telotristat Etiprate (LX-1606 Hippurate) immediate release compressed powder 250mg Tablets (as free base))
between LEXICON PHARMACEUTICALS, INC. AND CATALENT CTS, LLC
This AMENDMENT ONE (“Amendment 1”) is made and entered into as of April 4, 2018 (“Amendment 1 Effective Date”), by and between Lexicon Pharmaceuticals, Inc., a Delaware corporation, with a place of business at 8800 Technology Forest Place, The Woodlands, Texas 77381 (“Client”), and Catalent CTS, LLC, a Delaware limited liability company with a place of business at 102458 Hickman Mills Drive, Kansas City, Missouri 64137(“Catalent”).
WHEREAS, Client and Catalent have entered into that certain Commercial Supply Agreement, effective as of June 6, 2016 (“Agreement”); and,
WHEREAS, pursuant to Section 18.1 of the Agreement, Client and Catalent now desire to amend the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, promises, rights and obligations contained herein, the Parties agree as follows:
1.Unless otherwise provided, any capitalized terms used in this Amendment 1 that are not defined herein will have the meaning ascribed to them in the Agreement.

2.	The definition of “Territory” at Section 1.59 shall be amended as follows with additions shown in bold and deletions shown in strikethrough:

“1.59    "Territory" means the [**] and any other country that the parties agree in writing to add to this definition of Territory ~~in an amendment to this Agreement~~, but excluding any countries that are listed by the comprehensive sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States. Catalent shall not be obliged to Process Products for sale in any of such countries if it is prevented from doing so, or would be required to obtain or apply for special permission to do so, due to any restrictions (such as embargoes) imposed on it by any governmental authorities, including without limitation, those imposed by the U.S. Office of Foreign Assets Control. For clarity, any current member state of the European Union which subsequently ceases to be a member state of the European Union for any reason, including withdrawal, shall be included in the Territory. Catalent shall have no obligation to supply Product to Client for distribution to any countries unless and until the Facilities where such Product is to be

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Processed are approved by the applicable Regulatory Authority for each country if such approval is legally required.”

3.	The fourth sentence of Section 9.2, Regulatory Compliance, shall be amended as follows with change shown in bold:

“Client shall reimburse Catalent for [**].”

4.	Attachment D “Product Maintenance Services and Additional Fees” is hereby deleted in its entirety and replaced with a new Attachment D which is attached to this Amendment 1.

5.
Other Terms. Except as expressly amended herein, all other terms and conditions of the Agreement will remain in full force and effect. In the event of any conflict between this Amendment 1 and the Agreement, the terms of this Amendment 1 will control.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the Amendment 1 Effective Date.

LEXICON PHARMACEUTICALS, INC.	CATALENT CTS, LLC
By: _________________________________ Name: Title:	By: _________________________________ Name: Title:

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

ATTACHMENT D
PRODUCT MAINTENANCE SERVICES and ADDITIONAL FEES

Product Maintenance Services:

Product Maintenance Services are comprised of the following:

1.    [**];

2.	[**];
3.    [**];
4.    [**];

5.	[**];
6.    [**];
7.    [**];

8.	[**];

9.	[**];

10.	[**]; and
11.    [**].

Client shall have observation rights pursuant to Section 4.7 with respect to Items 7, 9, 10 and 11 above.

The following services and items are not included in Product Maintenance Services:

1.    [**];
2.    [**];
3.    [**]; and
4.    [**].

The services and fees for Items 1-4 listed directly above, if requested by Client, shall be made in accordance with Section 2.4 of the Agreement.

Fees
Type of Fee	Amount	Payable
Product Maintenance Services (other than commercial stability testing)	$[**]	Annually, per Article 7.1(C)
Commercial stability testing	$[**]	Per schedule provided below
[**]	$[**]	[**]
Delayed Approval Fee	$[**]	Per Month
Telotristat Etiprate API Initial Release Testing	$[**]	[**]
Telotristat Etiprate API Retest	$[**]	[**]
Storage Fees	$[**]	Per month

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Fees
Type of Fee	Amount	Payable
GMP Warehouse Preparation for Shipment/Distribution (for any shipments outside of qualified/standard packout)	Preparation for Shipment Controlled Temperature – Domestic	$[**]
	Preparation for Shipment Controlled Temperature – International	$[**]
	Distribution of whole container – up to 6 items (no aliquoting required)	$[**]
	Aliquot – Repacking/Sampling	$[**]
	Quality Assurance Per GMP Shipment	$[**]

COMMERCIAL BATCH STABILITY SCHEDULE
Storage Condition	Interval (Months)
	T0	12	24	36	48	60

[**]	X	X	X	X	X	X

Price per Time Point	$[**]	$[**]	$[**]	$[**]	$[**]	$[**]
X = [**]
Assumes 1 batch and 1 package configuration